Exhibit 99.1

FIFTH THIRD

FIFTH THIRD BANCORP
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO 45263

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by **11:59 p.m. Eastern Time on January 5, 2026** for Common Stock held directly and by **11:59 p.m. Eastern Time on January 2, 2026** for Common Stock held in a Plan and for depositary shares representing Series A, Class B Preferred Stock held directly. Have this card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting, if you hold Common Stock - Go to
www.virtualshareholdermeeting.com/FITB2026SM

You may attend the meeting via the Internet and, if you hold Common Stock, vote during the meeting. **The Fifth Third special meeting of shareholders will be online in a virtual meeting format via live webcast. You will not be able to attend the Fifth Third special meeting physically in person.** Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by **11:59 p.m. Eastern Time on January 5, 2026** for Common Stock held directly and by **11:59 p.m. Eastern Time on January 2, 2026** for Common Stock held in a Plan and depositary shares representing Series A, Class B Preferred Stock held directly. Have this card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81151-S25701 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIFTH THIRD BANCORP

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

		For	Against	Abstain
1.	A proposal to approve the issuance of Fifth Third Bancorp ("Fifth Third") common stock in connection with the merger of Comerica Inc. ("Comerica") with and into Fifth Third Financial Corporation ("Fifth Third Intermediary") as merger consideration to holders of Comerica common stock pursuant to the Agreement and Plan of Merger, by and among Fifth Third, Fifth Third Intermediary, Comerica and Comerica Holdings Incorporated, dated as of October 5, 2025 (including for purposes of complying with NASDAQ Rule 5635(d), which requires approval of the issuance of shares of Fifth Third common stock in an amount that exceeds 20% of the currently outstanding shares of Fifth Third common stock).	☐	☐	☐
2.	A proposal to adjourn the special meeting of Fifth Third shareholders, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Fifth Third special meeting to approve the Fifth Third stock issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Fifth Third voting shareholders.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name appears on this card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian, or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Fifth Third special meeting: The Notice of Meeting, Proxy Statement, and Proxy Card are available at www.proxyvote.com. proXY card and Voting inStrUctionS For VirtUal Meeting This is a proxy card for shares of Common Stock you hold directly and voting instructions to the depositary for depositary shares representing Series A, Class B Preferred Stock you hold directly. FiFth third BancorpFiFth third Special Meeting THIS PROXY AND VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Nicholas K. Akins, Thomas H. Harvey, and Timothy N. Spence, and each of them, with full power of substitution and power to act alone, as proxies (the “PROXIES”) to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of the Shareholders of Fifth Third Bancorp, to be held live via the Internet at www.virtualshareholdermeeting.com/FITB2026SM on January 6, 2026 at 9:00 a.m. Eastern Standard Time, and at any adjournments or postponements thereof. Receipt of notice of the Fifth Third special meeting of shareholders and joint proxy statement/prospectus in connection with the Fifth Third special meeting is hereby acknowledged. This Proxy is revocable at any time prior to its use. FOR HOLDERS OF DEPOSITARY SHARES REPRESENTING INTERESTS IN FIFTH THIRD BANCORP 6.00% NON-CUMULATIVE PERPETUAL CLASS B PREFERRED STOCK, SERIES A (THE “SERIES A, CLASS B PREFERRED STOCK”): All of the outstanding shares of Fifth Third Bancorp Series A, Class B Preferred Stock are held of record and will be voted at the Fifth Third Special Meeting by Equiniti Trust Company, LLC, as depositary, in accordance with instructions received from the record holders of the depositary shares issued with respect to the Series A, Class B Preferred Stock. The Series A, Class B Preferred Stock is entitled to 24 votes per share, and each outstanding depositary share represents 1/40 of a share of Series A, Class B Preferred Stock. The depositary will vote the Series A, Class B Preferred Stock represented by all depositary shares held by the person(s) whose signature(s) appear on the reverse side of this proxy card in accordance with instructions indicated on the reverse side of this card by such holder. The depositary will not vote Series A, Class B Preferred Stock represented by depositary shares for which the holder has not returned voting instructions. Holders of depositary shares may not vote directly at the Fifth Third Special Meeting. In their discretion, the PROXIES and the depositary holding the Series A, Class B Preferred Stock are authorized to vote upon such other business as may properly come before the meeting. These shares represented by this proxy and these voting instructions when executed will be voted in the manner directed herein by the undersigned. If no direction is made, the shares represented by this proxy and these voting instructions will be voted in accordance with the recommendations of the Board of Directors. (Continued, and please sign on reverse side.)